UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42179	83-3614316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 100

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 267-4467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARTV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 8, 2026, Artiva Biotherapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 7.01	Regulation FD Disclosure.

On May 8, 2026, the Company issued a press release announcing positive initial clinical data from ongoing clinical trials evaluating AlloNK® (also known as AB-101) in combination with rituximab. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On May 8, 2026, the Company made available an updated corporate presentation, which can be found on the Company’s website (the “Corporate Presentation”). The Corporate Presentation is furnished as Exhibit 99.3 and is incorporated herein by reference.

The information set forth in this Item 7.01 and the accompanying Exhibits 99.2 and 99.3 are deemed to be “furnished” under “Item 7.01 Regulation FD Disclosure” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information set forth in this Item 7.01, including Exhibits 99.2 and 99.3, shall not be deemed incorporated by reference into any filing with the Securities and Exchange Commission (the “SEC”) made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

ATM Suspension

On May 8, 2026, the Company delivered written notice to Leerink Partners LLC (“Leerink”) that the Company has suspended and is not offering any shares of its common stock pursuant to the prospectus filed with the SEC on August 6, 2025, relating to the Sales Agreement, dated August 6, 2025 (the “Sales Agreement”), by and between the Company and Leerink. The Company will not make any sales of common stock pursuant to the Sales Agreement unless and until a new prospectus supplement is filed with the SEC; however, the Sales Agreement remains in full force and effect.

Company Update

As of the April 3, 2026 data cutoff, the initial clinical dataset includes 21 refractory rheumatoid arthritis (“RA”) patients with at least 12 weeks of follow-up, including 13 patients with six months of follow-up, from the Company’s company-sponsored Phase 2a basket trial and an investigator-initiated basket trial evaluating AlloNK in B-cell driven autoimmune diseases. The broader autoimmune dataset also includes 11 Sjogren disease (“SjD”) patients and five systemic sclerosis (“SSc”) patients, including seven SjD patients and four SSc patients with at least six months of follow-up.

The Company also announced alignment with the U.S. Food and Drug Administration (“FDA”) on a single registrational randomized controlled trial design for AlloNK in refractory RA expected to enroll approximately 150 RA patients who have had an inadequate response to two or more biologic or targeted synthetic disease modifying anti-rheumatic drugs (“b/tsDMARDs”) of distinct classes. Patients are expected to be randomized 2:1 to receive AlloNK plus rituximab or rituximab alone, with ACR50 response at six months as the primary efficacy endpoint.

As of April 30, 2026, more than 70 autoimmune patients had initiated treatment with AlloNK across ongoing clinical trials, with more than 40 clinical sites activated globally. All patients have been treated in the outpatient setting, with the majority treated in community rheumatology clinics, providing a strong foundation to support the Company’s planned Phase 3 registrational trial in refractory RA.

Summary of Efficacy Data in Refractory RA

Patients had longstanding and highly active disease, with mean disease duration of 14.8 years. All patients had high disease activity at baseline and 81% had failed two or more prior b/tsDMARD classes. More than 50% of patients with six months of follow-up achieved an ACR50 response. Patients with only 12 weeks of follow-up demonstrated early improvements across disease activity measures consistent with those observed in patients with six or more months of follow-up. No patient started a new b/tsDMARD following treatment with AlloNK plus rituximab as of the data cutoff.

Nineteen of 21 patients demonstrated clinically meaningful reductions from baseline in both CDAI (defined as reductions of at least 12 points) and DAS28-ESR (defined as reductions of at least 1.2 points). Clinically meaningful reductions in CDAI and DAS28-ESR were observed by three months and deepened at six months, with mean reductions from baseline at six months of 37 points in CDAI and 2.8 points in DAS28-ESR.

Summary of Safety Data

No cytokine release syndrome (“CRS”) or immune effector cell-associated neurotoxicity syndrome (“ICANS”) was reported. Additionally, no treatment discontinuations due to adverse events and no serious adverse events related to AlloNK were reported.

The most common treatment-emergent adverse events were consistent with those associated with rituximab or cyclophosphamide/fludarabine conditioning. The Grade 3 or higher infection rate was 2% (n=1), which is comparable to serious infection rates reported for approved RA therapies, including rituximab and other biologic or targeted therapies.

During the initial 28-day post-treatment period, no patients were hospitalized for infection. Two of 55 autoimmune patients treated with AlloNK plus rituximab were hospitalized for treatment-emergent adverse events during this period: one admission for dehydration in a SjD patient with diarrhea and one admission for diabetic ketoacidosis in a RA patient with insulin-dependent Type 2 diabetes. Neither hospitalization was deemed related to AlloNK.

Summary of B-cell depletion and B-cell reconstitution profile

Uniform and consistent B-cell depletion in peripheral blood was observed by Day 13 in all 51 patients treated with cyclophosphamide/fludarabine, AlloNK and rituximab who had available samples as of the April 3, 2026 data cutoff. Complete B-cell depletion was observed using a high-sensitivity assay in all 28 RA patients evaluated as of the data cutoff. B-cell reconstitution in all patients treated with AlloNK plus rituximab demonstrated a predominance of naïve/transitional B cells, consistent with the hypothesized B-cell “reset” mechanism.

Summary of Efficacy Data in SjD and SSc

As of the April 3, 2026 data cutoff, initial clinical data included 11 patients with moderate-to-severe SjD and five patients with moderate-to-severe SSc. Clinical responses observed in these patient populations were consistent with the RA data and support the potential of AlloNK across B-cell driven autoimmune diseases. In SjD, patients demonstrated mean improvements at six months (n=7) of 8.6 points in ClinESSDAI, 6.6 points in ESSDAI and 3.0 points in ESSPRI, with a mean increase of 0.76 mL/min in stimulated salivary flow. All patients were off steroids as of the April 3, 2026 data cutoff. In SSc, patients demonstrated a mean improvement in mRSS of 9.5 points at six months (n=4), with 100% achieving rCRISS25 and 50% achieving rCRISS50 responses among patients with six months of follow-up. No patients were on steroids as of the April 3, 2026 data cutoff.

FDA Alignment and Registrational Strategy in Refractory RA

Following a recent FDA interaction, the Company plans to initiate a Phase 3 randomized controlled trial evaluating AlloNK in approximately 150 RA patients who have had an inadequate response to two or more b/tsDMARDs of distinct classes. The Company has alignment with the FDA on the Company’s plans to conduct a single registrational trial design. Patients are expected to be randomized 2:1 to receive AlloNK plus rituximab or rituximab alone, with ACR50 response at six months as the primary efficacy endpoint. Rituximab was selected as the active comparator because it is a component of the proposed AlloNK treatment regimen, is approved for the treatment of RA and has demonstrated ACR50 responses at six months in line with other approved RA therapies. Patients randomized to the rituximab-alone control arm who do not respond are expected to have the opportunity to cross over to the AlloNK plus rituximab arm at six months.

The proposed AlloNK dosing regimen is expected to include two doses of 4 billion AlloNK cells administered on Days 6 and 20 together with rituximab, following conditioning with low-dose cyclophosphamide and fludarabine on Days 1, 2 and 3.

Assuming a favorable risk-benefit profile, the Company believes its ongoing and planned autoimmune clinical trials, including the planned Phase 3 registrational trial in refractory RA, will generate a safety database of more than 250 patients treated with AlloNK plus rituximab, consisting primarily of RA patients and including patients with other autoimmune diseases, to support a potential biologics license application (BLA) submission for RA. Based on FDA feedback, the Company believes pooled safety data across autoimmune indications may supplement RA-specific safety data.

Subject to final protocol and regulatory considerations, the trial is expected to be conducted globally across more than 80 sites, including approximately 40 sites already active in the Company’s ongoing autoimmune clinical program. The Company expects to initiate the registrational trial in the second half of 2026 and report primary efficacy data in the second half of 2028, with a potential BLA submission in 2029.

Significant opportunity and unmet need in refractory RA

RA remains a large and underserved autoimmune disease, particularly among patients who have had an inadequate response to two or more b/tsDMARD classes, also known as difficult-to-treat RA under EULAR guidelines. The Company estimates that between 150,000 to 200,000 patients in the U.S. have failed two or more b/tsDMARDs, representing approximately 25% of the U.S. b/tsDMARD-treated RA population. Real-world registry analyses and published data suggest that patients in this setting only have an 11% to 19% likelihood of achieving an ACR50 response with currently available therapies. The Company estimates that within the U.S. RA market (valued at approximately $20 billion per year), about $5 billion annually is spent on patients with an 80–90% chance of not achieving an ACR50 response.

The Company’s objective is to develop AlloNK as a deep B-cell depleting therapy in combination with rituximab with the potential to deliver ACR50 responses in at least 50% of refractory RA patients at six months, provide durable clinical benefit, and offer an outpatient treatment profile that can be administered and managed in community rheumatology settings. The Company expects patients in the rituximab-alone control arm to achieve ACR50 responses of approximately 20% to 25% at six months.

Forward Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this Report that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of the Company regarding the potential benefits, accessibility, effectiveness and safety of AlloNK, including based on interim pooled data across clinical trials; the Company’s registrational strategy, including trial design, plans to conduct a single registrational Phase 3 trial for AlloNK and generate sufficient trial and pooled safety data to support a BLA submission, and the Company’s expectations on timing and FDA alignment with such strategy; the Company’s expectations on the timing to initiate and report data for the Phase 3 trial; the Company’s expectations with respect to ACR50 responses in the Phase 3 trial for both AlloNK and the control arm; estimates regarding the size of patient populations and response rates to existing therapies; and the potential market opportunity for AlloNK. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties, including, without limitation, risks inherent in developing product candidates; the Company’s ability to obtain adequate financing to fund its planned clinical trials and other expenses; risks that future clinical trial results may not be consistent with interim, initial, preliminary, or topline results or results from prior preclinical studies or clinical trials; the risk that the Company’s registrational strategy is based in part on its views following its recent meeting with the FDA and later feedback from the FDA may be inconsistent with such meeting or its views from such meeting, including the risk that the official FDA minutes which the Company expects to receive in the coming weeks may include interpretations, requests for additional data, or conclusions that differ from the Company’s understanding of prior discussions; the risk that differences exist between trial designs, patient characteristics and other factors for the Company-sponsored Phase 2a basket trial and an investigator-initiated basket trial, and caution should be exercised in drawing any conclusions from such data across separate trials as such pooling and comparative data is inherently limited and such data may not be directly comparable; and risks related to the legal and regulatory framework for the industry. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. These and other factors that may cause the Company’s actual results to differ from current expectations are described in further detail under the section titled “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent Quarterly Reports on Form 10-Q, each as filed or to be filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 8, 2026.

99.2	Press Release, dated May 8, 2026.

99.3	Corporate Presentation, dated May 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artiva Biotherapeutics, Inc.

By:	/s/ Fred Aslan
Fred Aslan, M.D.
President and Chief Executive Officer

Dated: May 8, 2026